AMERICAN ANNUITY GROUP, INC.

                            DEFERRED COMPENSATION PLAN





                           Effective as of July 1, 1994



















                           American Annuity Group, Inc.
                            Deferred Compensation Plan


   1.0    Establishment and Purpose

     1.1a Effective July  1,  1994, American  Annuity Group,  Inc., a  Delaware
          corporation, adopts this Deferred Compensation Plan to enable eligible Employees of the Company and its subsidiaries to elect deferral of payment of their compensation.

   2.0    Plan Objectives

     2.1  The purpose of this Plan is to assist eligible Employees to:

          (a)  Accumulate income for retirement; and
          (b)  Provide opportunity for financial growth.

   3.0    Definitions

     When used in this Plan, the following words and phrases shall have the following meanings:

     3.1 "Account" means the record maintained for each Participant to which all deferrals, interest and distributions are credited and debited for each Plan Year.

     3.2 "Administrator" means the person or persons appointed by the Board of Directors of American Annuity Group who shall be responsible for those functions assigned to the Administrator under the terms of this Plan.

     3.3 "Annual Bonus" means any direct lump-sum payment made in addition to the Participant's Base Salary.

     3.4 "Base Salary" means base pay, excluding any bonuses, commissions and other extraordinary payments.

     3.5 "Company" means American Annuity Group, Inc. and (unless the context indicates otherwise) its subsidiaries.

     3.6 "Compensation" means Base Salary and Annual Bonus earned for services rendered during a given Plan Year.

     3.7 "Disabled" and "Disability" mean that a Participant, as a result of accident or illness, is physically, mentally or emotionally unable to perform the duties for which the Participant is employed, and in the Administrator's opinion is likely to remain so disabled for at least one year. The Administrator shall make all determinations as to whether a Participant is disabled and shall use such evidence including independent medical reports and data, as the Administrator deems necessary and desirable.

     3.8  "Employee" means an employee of the Company.

     3.9 "Excess 401(k) Deferral" means the excess, if any, of (i) the amount a Participant elects to defer under the Company's 401(k) plan, over
          (ii) the limitation (as adjusted) on deferrals contained in Section 402(g) of the Internal Revenue Code of 1986, as amended.

     3.10 "Expiration Date" means, with respect  to each annual deferral  under
          Section 7.1, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation pursuant to Section 8.1, or

          (ii) the pay date for the payroll period in which a Participant dies, becomes Disabled or terminates employment with the Company.

     3.11 "Participant" means an officer or other highly compensated Employee who is selected or entitled to participate and participates in the Plan for a designated Plan Year.

     3.12 "Plan" means this American Annuity Group, Inc. Deferred Compensation Plan.

     3.13 "Plan Year" means the calendar year, January 1 through December 31. The initial Plan Year shall commence on October 24, 1994 and terminate December 31, 1994.

   4.0    Eligibility

     4.1 Officers and other highly compensated Employees of the Company will be eligible to become Participants in the Plan either through annual invitation by the Administrator or through an employment agreement approved by the President.

   5.0    Participation

     5.1 A Participant elects to participate in the Plan by delivering to the Administrator, before the beginning of each Plan Year, a properly completed enrollment form.

     5.2 The enrollment form shall conform to the terms and conditions of the Plan.

   6.0    Deferred Compensation Account

     6.1  For  each  Plan   Year  a  deferred  compensation   Account  will  be
          established for each Participant.

     6.2 All Compensation deferred by the Participant (including all Excess 401(k) Deferrals), all interest earned on deferrals and all distributions from the Account to the Participant or the Participant's beneficiary(ies) or estate shall be reflected in the Account.

     6.3  All Accounts shall be maintained by the Administrator.

   7.0    Deferral Sources

     7.1 At the time of enrollment, a Participant must elect to defer Compensation for services rendered in the next Plan Year consisting, for the purposes of this Plan, of one or more of the following three components: Base Salary, Annual Bonus and Excess 401(k) Deferrals.

     7.2  Any Base  Salary deferral must be  at least 5%  of Base Salary.   Any
          Annual Bonus deferral must be at least 10% of each Annual Bonus.

     7.3 Compensation deferred under this Plan and Excess 401(k) Deferrals shall be credited to the Participant's Account on the date such amounts would have otherwise been paid.

     7.4 The deferral sources and amounts elected for a given Plan Year are irrevocable.

   8.0    Deferral Term

     8.1 At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the "deferral term"). The deferral term for Base Salary or Annual Bonus deferrals must be either a fixed number of years or the date on which the Participant dies, becomes Disabled or terminates employment with the Company for any reason. The deferral term for all Excess 401(k) Deferrals shall always end upon death, Disability or termination of employment for any reason.

     8.2 A deferral term that is for a fixed number of years must be in full year increments.

   9.0    Interest on Deferrals

     9.1 All deferrals credited to a Participant's account shall earn interest at a rate determined by the American Annuity Group Board of Directors or a committee thereof. Interest on Compensation deferred under this Plan and Excess 401(k) Deferrals shall accrue from the date such amounts would have otherwise been paid but interest shall be credited quarterly on the last day of each March, June, September and December.

     9.2 For each Plan Year, an interest rate shall be determined. That interest rate will be used to determine the interest to be credited to each account for that year, regardless of the Plan Year from which the deferral was made. For the initial Plan Year, deferrals shall earn interest at the rate of 10% per annum.

   10.0   Payment Form and Method

     10.1 All payments from the Plan shall be made only in the form of cash.

     10.2 At the time of enrollment for a given Plan Year, a Participant shall elect the method of payment desired upon the Expiration Date of the deferral term(s) elected.

     10.3 A Participant may choose either a lump sum or equal monthly installment payment method for a given Plan Year.

     10.4 The payment method elected shall cover all deferral terms, from all deferral sources, for the respective Plan Year.

     10.5 Should   a   Participant  elect   equal  monthly   installments,  the
          Participant must elect at the time of enrollment the length of time over which installments are to be received.

     10.6 The payment method and the installment period elected for deferrals in a given Plan Year are irrevocable.

   11.0   Account Statement

     11.1 An Account Statement will be sent to each Participant quarterly until the Participant's Account has been completely distributed.

   12.0   Account Distribution

     12.1 Payment will begin on the first payroll day of the month which first follows a 30-day processing period beginning on the Expiration Date. For lump sum payments no interest or credits will accrue during the 30-day processing period. For installment payments, interest will accrue at the applicable interest rate for that Plan Year during the 30-day processing period.


     12.2 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

     12.3 Equal monthly installments shall be at least $1,000. The Administrator, therefore, shall have the right to reduce the length of the installment period to that which provides an equal monthly installment of at least $1,000.

     12.4 For installment payments, interest will continue to be earned on the undistributed balance in the Account at the interest rate established for each Plan Year.

   13.0   Hardship Distributions

     13.1 Distribution of payments from an Employee's Account prior to the Expiration Date shall be made only if the Administrator, after consideration of an application by the Employee, determines that the Employee has sustained financial hardship caused by events beyond the Employee's control. In such event, the Administrator may, at his sole discretion, direct that all or a portion of the Account be paid to the Employee in such manner, and at such times as determined by the Administrator.

   14.0   Beneficiary Designation

     14.1 A Participant shall have the right to designate one or more beneficiaries and to change any beneficiary previously designated.

     14.2 A Participant shall submit his or her beneficiary designation in writing using the beneficiary designation portion of the enrollment form. The Participant shall deliver the completed form to the Administrator.

     14.3 The most recently dated and filed beneficiary designation shall cancel all prior designations.

     14.4 In the event of the Participant's death before or after the commencement of payments from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiary(ies) of, if no beneficiary, to the estate, according to the provisions of Section 12.0, as applicable.

   15.0   General Provisions

     15.1 Participant's Rights Unsecured. The right of any Participant to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant's Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

     15.2 Non-assignability. The right to receive payments shall not be transferrable or assignable by a Participant. Any attempted assignment or alienation of payments shall be void and of no force or effect.

     15.3 Administration. The Administrator shall have the authority to adopt rules, regulations and procedures for carrying out this Plan, and shall interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio.

     15.4 Amendment and Termination. This Plan may at any time or from time to time be amended or terminated. No amendment, modification or termination shall adversely affect the Participant's rights under this Plan.

     15.5 Construction.   The  singular  shall also  include  the plural  where
          appropriate.

     15.6 Employment  Rights.   This Plan  does  not constitute  a contract  of
          employment  and  participation   in  the  Plan  will   not  give  any
          Participant the right to be retained in the employ of the Company.

     15.7 Annual Bonus  Rights.   This Plan  does not  confer the  right for  a
          Participant to receive an Annual Bonus.





                              FIRST AMENDMENT TO THE
                           AMERICAN ANNUITY GROUP, INC.
                            DEFERRED COMPENSATION PLAN

                          (Effective as of July 1, 1994)


     Pursuant to the reserved power of amendment contained in Section 15.4 of the American Annuity Group, Inc. Deferred Compensation Plan (the "Plan"), the Plan is hereby amended effective as of August 1, 1996, as follows:

     1. Section 3.1 is amended by deleting the word "interest" and replacing it with the phrase "earnings (or losses) determined under Article 9".

     2. Section 3.9 of the Plan is deleted in its entirety and the remainder of Article 3 is renumbered accordingly.

     3. Section 6.2 is amending by deleting the phrase "(including all Excess 401(k) Deferrals), all interest earned on deferrals" and replacing it with the phrase ", all earnings (or losses) determined under Article 9".

     4. Section 7.1 is amended by deleting the phrase "consisting, for purposes of this Plan, of one or more of the following three components:
   Base Salary, Annual Bonus and Excess 401(k) Deferrals".

     5. Section 7.3 is amended by deleting the phrase "and Excess 401(k) Deferrals".

     6. Section 8.1 is amended by deleting the phrase "for Base Salary or Annual Bonus deferrals" and by deleting the last sentence of that section.

     7.   Article 9 is  deleted in its entirety.   In its place,  the following
   shall be substituted:

          9.0  Crediting of Earnings

          9.1 Effective August 1, 1996, there shall be credited to the Account of each Participant an additional amount of earnings (or losses) determined under this Article 9. For all periods prior to August 1, 1996, the Participant's Account shall be credited with earnings based on the Interest Option.

          9.2 Each Participant shall elect (in whole percentages) to have earnings (or losses) credited to his Account under one (or a combination) of the following investment elections:

               (a)  American Annuity Group Common Shares

               (b)  Interest Option

               Such an election must be in writing, on a form provided by the Administrator and delivered to the Administrator prior to the beginning of the Plan Year to which it relates. Notwithstanding the foregoing, for the 1996 Plan Year only, a Participant may provide such notice to the Administrator no later than September 15, 1996, to be effective as of August 1, 1996.




               Subject to Paragraph 9.3, an investment election shall be effective for the entire Plan Year to which it relates and may not be modified or terminated for that Plan Year. Notwithstanding the foregoing, for the 1996 Plan Year only, subject to Paragraph 9.3, a Participant's investment election shall be effective from August 1, 1996 through December 31, 1996. In the event that an investment election form is not received by the Administrator by the date specified for elections for a particular Plan Year for a Participant, the last investment election received by the Administrator from the Participant shall remain in effect for that Plan Year.

          9.3 If a Participant elects to have some or all of his Compensation deferrals for a Plan Year credited with earnings (or losses) under the American Annuity Group Common Shares investment option, that election with respect to such Compensation deferrals (and any earnings allocable to such Compensation deferrals) may not be changed.

          9.4 (a) The Administrator shall determine the rate of return throughout each Plan Year for the investment funds designated under Paragraph 9.2. The rates of return shall be used to determine the earnings (or losses) to be credited for that year, regardless of the Plan Year from which the deferral was made.

               (b) For each Plan Year, the Participant's Account shall be increased or decreased as if it had earned the rate of return corresponding to the amount determined under Paragraph 9.4(a). Such increase or decrease shall be based on the varying balances in each of the investment elections comprising the Participant's Account throughout the Plan Year and shall be credited quarterly on the last day of each March, June, September and December.

     8. Section 10.1 is amended by the addition of a new paragraph at the end thereof to read as follows:

          Notwithstanding the foregoing, to the extent that a Participant's Account is being credited with earnings (or losses) under Article 9 based on the American Annuity Group Common Shares investment option, such Participant shall receive benefit payments in the form of whole shares of such American Annuity Group Common Shares. Any fractional shares shall be paid in cash. Any expenses attributable to a payment in shares may be deducted from the Participant's Account.

     9. Section 12.1 is amended by deleting the last two sentences thereof and by adding a new paragraph at the end to read as follows:

          If a lump sum payment is elected, the Participant's Account shall not be credited with earnings (or losses) under Article 9 during the 30-day processing period. If installment
          payments   are  elected,   the  Participant's   Account  shall
          continue  to  be  credited  with earnings  (or  losses)  under
          Article 9 during the 30-day processing period.

     10. Section 12.4 is deleted in its entirety. In its place, the following shall be substituted:

          12.4 If installment payments are in effect, the Participant's Account shall continue to be credited with earnings (or losses) under Article 9 until payment of the final installment and the Participant may continue to make such elections thereunder as are available to other Participants.